UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2002
(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

A Delaware Corporation	Commission File Number	IRS Employer Identification No
(State or other Jurisdiction of Incorporation)	000-31257	84-1421844

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (303) 460-9200
(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     McDATA filed documents today with the American Arbitration Association to initiate an arbitration proceeding to resolve contract and patent issues relating to the 1999 OEM agreement with Brocade Communications. Brocade has asserted certain terms of the contract as a defense to McDATA’s claims of patent infringement under United States Patent No. 6,233,236. The contract requires arbitration with the American Arbitration Association as the means for resolving contract disputes other than claims for emergency or preliminary injunctive relief.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation

By: /s/ Thomas O. McGimpsey

Thomas O. McGimpsey Vice President of Corporate Development, General Counsel and Secretary
Dated: December 23, 2002

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